Exhibit 10.1

JUBILANT CADISTA PHARMACEUTICALS INC.

207 Kiley Drive

Salisbury, Maryland 21801

August 12, 2014

Jubilant Draximage Inc.

16751 Trans-Canada Highway

Kirkland, Quebec

Canada H9H 414

Jubilant Pharma Limited.

80 Raffles Place

UOB Plaza 1, #26-01

Singapore 048624

Re: Loan Agreement, dated August 23, 2013, by and between Jubilant Draximage Inc. and Jubilant Cadista Pharmaceuticals Inc.

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated August 23, 2013 (the “Loan Agreement”), by and between Jubilant Draximage Inc., a corporation organized under the laws of Canada (“Borrower”), and Jubilant Cadista Pharmaceuticals Inc., a corporation organized under the laws of the State of Delaware (“Lender”), which is guaranteed by Jubilant Pharma Limited, a corporation organized under the laws of Singapore (“Guarantor”). Unless otherwise defined in this letter or the context otherwise indicates, each capitalized term used in this letter has the meaning ascribed to it in the Loan Agreement.

As you know, the Loan Agreement currently has a Maturity Date of August 22, 2014. In accordance with the terms of the Loan Agreement, Borrower has requested a one year extension of the Maturity Date and Lender is willing to extend the Maturity Date in accordance with the terms described in this letter.

This will confirm the agreement among the Borrower, Lender and Guarantor with respect to such extension as follows:

1. The Maturity Date is hereby extended until August 31, 2015, and the term “Maturity Date” as used in the Loan Agreement or the Note shall mean August 31, 2015.

August, 2014

2. Except for the extension of the Maturity Date as set forth in Paragraph 1, the terms and provisions of the Loan Agreement and the Note shall remain in full force and effect. Without limiting the generality of the foregoing, this letter shall be limited precisely as written and shall not operate as a consent to any other action or inaction by the Borrower or the Guarantor, or as a waiver or amendment of any right, power, or remedy of the Lender under the Loan Agreement or the Note nor constitute a consent to any action or inaction, or a waiver or amendment of any provision contained in the Loan Agreement and the Note except as specifically provided herein. Without limiting the generality of the foregoing, and for the avoidance of doubt, nothing contained in this letter shall limit or be deemed to limit Lender’s right to demand repayment of all or any portion of the outstanding principal amount of the Loan, accrued and unpaid interest, together with prepayment fees and other sums and expenses, pursuant to Section 3 of the Loan Agreement, regardless of whether an Event of Default has occurred.

3. (a) Borrower hereby represents and warrants to the Lender that:

(i) No default or Event of Default will exist after giving effect to this letter;

(ii) Giving effect to this letter, the representations and warranties set forth in the Loan Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date);

(iii) Each of the Guarantor and the Borrower has the organizational power and authority to execute and deliver this letter and to perform its obligations hereunder and under the Loan Agreement, the Note and the Guaranty giving effect to the extension of the Maturity Date effectuated hereby and has taken all necessary organizational action to authorize the execution, delivery and performance by it of this letter; and

(iv) Each of the Guarantor and the Borrower has duly executed and delivered this letter, and this letter constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

(b) The Guarantor hereby makes the same representations and warranties to Lender, after giving effect to the extension of the Maturity Date set forth in Paragraph 1, as set forth in Paragraph 3(a)(iii) and (iv) as if set forth herein mutatis mutandis.

4. Each of the Borrower and the Guarantor hereby:

(a) Agrees that it is truly and justly indebted to the Lender for all of the Borrower’s obligations under the Loan Agreement and the Note without defense, offset or counterclaim of any kind whatsoever and reaffirms and admits the validity and enforceability of the Loan Agreement, the Note and the Guaranty to which it is a party;

(b) Consents to the execution and delivery of this letter by the Borrower and the Guarantor and to the terms and conditions set forth herein and any other waivers, consents or amendments which the Lender deems appropriate;

August, 2014

(c) Agrees to be bound by the terms and conditions of the Loan Agreement as modified by this letter;

(d) Acknowledges and agrees that all obligations of the Borrower under the Loan Agreement, as modified by this letter, are included in the obligations guaranteed by the Guarantor pursuant to the Loan Agreement; and

(e) Notwithstanding any prior disregard of any of the terms of the Loan Agreement or the Note, agrees that the terms of the Loan Agreement and Note shall be strictly adhered to on and after the date hereof in accordance with the terms hereof.

5. The Borrower and the Guarantor will each execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this letter and will cause to be delivered such agreements, certificates, and other documents as are reasonably required by the Lender.

6. This letter shall be governed by the laws of the State of Delaware, without giving effect to conflict of law principles.

Please acknowledge your agreement to the foregoing by executing a counterpart of this letter and returning it to the undersigned.

Very truly yours,

JUBILANT CADISTA PHARMACEUTICALS INC.

By:	/s/ Kamal Mandan
Name: KAMAL MANDAN
Title: Chief Financial Officer

Accepted and Agreed to this 12th
Day of August, 2014

JUBILANT DRAXIMAGE INC.

By:	/s/ Rahul Devnani
Name: RAHUL DEVNANI
Title: V.P. FINANCE

JUBILANT PHARMA LIMITED

By:	/s/ Hari S. Bhartia
Name: HARI S. BHARTIA
Title: DIRECTOR